Exhibit 10.68

AMENDMENT 1 TO TRANSITION SERVICES AGREEMENT

THIS AMENDMENT 1 TO TRANSITION SERVICES AGREEMENT (this “Amendment”), is dated November 20, 2012 is by and between Dean Foods Company, a Delaware corporation, (“Dean Foods”) and The WhiteWave Foods Company, a Delaware corporation (“WhiteWave”).

WHEREAS, Dean Foods and WhiteWave previously entered into a Transition Services Agreement dated October 25, 2012 (the “Agreement”), which became effective as of October 31, 2012; and

WHEREAS, pursuant to the Agreement, certain Services are being provided by Morningstar Foods, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Dean Foods (“Morningstar”) and certain other direct and indirect subsidiaries of Morningstar (collectively, the “Morningstar Business”) to WhiteWave and the Morningstar Business is receiving certain Services from WhiteWave (such Services being provided to and/or received by the Morningstar Business, collectively, the “Morningstar-WhiteWave Services”); and

WHEREAS, in order to facilitate a potential sale of all or part of the Morningstar Business by Dean Foods, Dean Foods and WhiteWave deem it to be appropriate and desirable for Morningstar and WhiteWave to enter into one or more separate transition services agreements governing the terms of the Morningstar-WhiteWave Services (any such agreements, collectively, the “Morningstar- WhiteWave Transition Services Agreements”); and

WHEREAS, in connection with the entry into the Morningstar-WhiteWave Transition Services Agreements, Dean Foods and WhiteWave desire to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

1.        Capitalized Terms.  Capitalized terms contained in this Amendment and not otherwise defined shall have the meaning ascribed to them in the Agreement.

2.        Morningstar-WhiteWave Services.  From and after the date of this Amendment, the terms and conditions under which all Morningstar-WhiteWave Services are provided shall cease to be governed by the Agreement and the Agreement shall be of no further effect with respect to the Morningstar-WhiteWave Services.

3.        Amendments to Schedules.  Without limiting the generality of the foregoing:

(a)        The End Date for (i) the Services described as “Other-Distribution Services” on Schedule A to the Agreement and (ii) the Services described as “Supply-Chain-QA Lab Services” on Schedule B shall be November 20, 2012.

(b)        The Base Cost for the Services described as “Research & Development” on Schedule B to the Agreement shall be changed to $8,666.

4.        Binding Effect and Assignment.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns, except as is otherwise expressly provided herein or in the Agreement.

5.        The Agreement.  All other terms and provisions of the Agreement not expressly modified by this Amendment shall remain in full force and effect and are hereby expressly ratified and confirmed.

6.        Titles.  The titles of the articles, sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of any provisions of this Amendment. The words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Amendment as a whole and not to any particular Article, Section or other subdivision.

7.        Execution.  This Amendment may be executed in any number of original, facsimile, or portable document format (pdf) counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their proper and duly authorized representatives as of the date first set forth above.

DEAN FOODS COMPANY

By:	/s/ Timothy A. Smith
Treasurer

THE WHITEWAVE FOODS COMPANY

By:	/s/ Roger E. Theodoredis
Executive Vice President, Secretary and General Counsel

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